                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549



                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) August 9, 1995
                                                        --------------

                          BELDEN & BLAKE CORPORATION
                          --------------------------
              (Exact name of registrant as specified in charter)



     Ohio                   0-20100                     34-1686642
- ---------------         -----------------         -----------------------
(State or other         (Commission File          (IRS Employer Identi-
jurisdiction of          Number)                  fication No.)
incorporation)


5200 Stoneham Road, North Canton, Ohio                         44720
- --------------------------------------                      ------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (216) 499-1660
                                                   --------------

__________________________________________________________________
(Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

                 On August 9, 1995, Belden & Blake Corporation (the "Company") completed the previously announced acquisition of most of the oil and gas properties and related assets of Quaker State Corporation and its wholly-owned subsidiary, QSE&P, Inc. located in the Appalachian Basin (the "Quaker State Properties") pursuant to an Asset Purchase Agreement dated July 26, 1995 (the "Agreement"). The purchase price was $55,733,914 (subject to certain downward adjustments pursuant to the terms of the Agreement which are estimated to total approximately $6,200,000). The purchase was funded by the proceeds from the sale of 4,025,000 common shares of the Company at a price of $14.75 per share pursuant to an underwritten public offering managed by Johnson Rice & Company, McDonald & Company Securities, Inc. and Southcoast Capital Corporation. For financial reporting purposes, the transaction was effective in July, 1995.

                 The Quaker State Properties include approximately 1,460 gross (1,100 net) wells with proved developed reserves of 1.9 million barrels of oil and 41.2 billion cubic feet of natural gas at December 31, 1994; proved undeveloped reserves of approximately 5.6 billion cubic feet of natural gas and 300,000 barrels of oil at December 31, 1994; gas gathering systems totaling 250 miles in length in Pennsylvania, New York, Ohio and West Virginia which are tied directly to interstate natural gas transmission systems; undeveloped leases and fee mineral interests covering approximately 250,000 net acres and an extensive geologic and geophysical data base; operating rights under joint operating agreements and the contract administration or operating fees chargeable to third parties thereunder and other assets. Approximately $40.3 million of the purchase price (before adjustment) was allocated to the proved developed reserves, $8.6 million to the gas gathering systems and the balance to other assets.

                 The purchase price was determined as a result of arms length negotiations between the parties and reflects the fair value of the estimated future net cash flow from the proved developed reserves and operating rights acquired and the fair value attributable to the gas gathering systems, the undeveloped acreage and other assets acquired. There is no material relationship between Quaker State Corporation and the Company or any of their respective affiliates, directors and officers.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)     Financial statements of business acquired

                 Quaker State Properties

                          Report of Independent Auditors*





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                        Statements of Revenues and Direct Operating Expenses
                        for the years ended December 31, 1994 and 1993 and for the three months ended March 31, 1995 and 1994*

                        Notes to Statements of Revenues and Direct Operating Expenses*

*Incorporated by reference to pages F-30 through F-34 of the preliminary prospectus dated June 26, 1995 included in the Registrant's Registration Statement on Form S-3 (Registration No. 33-60195)

         (b)     Pro forma financial information

                 Belden & Blake Corporation Unaudited Pro Forma Financial Statements

                        Pro Forma Condensed Combined Balance Sheet as of March 31, 1995*

                        Pro Forma Combined Statement of Operations for the year ended December 31, 1994*

                        Pro Forma Combined Statement of Operations for the three months ended March 31, 1995*

                        Notes to Unaudited Pro Forma Combined Financial Statements*

*Incorporated by reference to pages F-35 through F-40 of the preliminary prospectus dated June 26, 1995 included in Registrant's Registration Statement on Form S-3 (Registration No. 33-60195)

         (c)     Exhibits

                 Exhibit No.                                Description of Document
                 -----------                                -----------------------
                        2                                   Asset Purchase Agreement dated July 26, 1995 among Quaker State
                                                            Corporation, QSE&P, Inc. and Belden & Blake Corporation

                        23                                  Consent of Ernst & Young LLP





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Signatures
- ----------

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 21, 1995                   BELDEN & BLAKE CORPORATION
                                        (Registrant)



                                        By: /s/ Joseph M. Vitale
                                           -------------------------------
                                              Joseph M. Vitale, Senior Vice
                                              President and General Counsel








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